EXHIBIT 10.8

CANCELLATION AGREEMENT

This Cancellation Agreement (the “Agreement”) is entered into effective August 1, 2012 (the “Effective Date”) by and between SearchCore Inc., a Nevada corporation (the “Company”) and Justin Hartfield, an individual (“Hartfield”).  Each of the Company and Hartfield may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company has previously entered into that certain Agreement and Plan of Reorganization and Merger, dated November 19, 2010 (the “Reorganization Agreement”) by and among WeedMaps Media, Inc., a Nevada corporation (f/k/a Weedmaps, LLC, a Nevada limited liability company) (“WeedMaps”);

WHEREAS, pursuant to the Reorganization Agreement, the Company and Hartfield entered into (i) certain Promissory Notes and amendments thereto, whereby Hartfield was paid in accordance with the Notes (the “Original Notes”), and (ii) an Employment Agreement whereby Hartfield was employed by the Company and received certain compensation for his services (the “Employment Agreement”);

WHEREAS, the Parties desire to terminate the Employment Agreement, cancel the Original Notes, cancel the earn out provisions of the Reorganization Agreement and enter new agreements pursuant to a Global Securities Purchase, Consulting and Resignation Agreement of even date herewith (the “Global Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. As consideration under the Global Agreement, the Parties hereby cancel (i) the Employment Agreement, (ii) the Original Notes and any and all obligations contained therein, and (iii) the earn out provisions of the Reorganization Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Company”

SearchCore, Inc.,
a Nevada corporation

/s/ James Pakulis	/s/ Justin Hartfield
By: James Pakulis	Justin Hartfield, an individual
Its: Chief Executive Officer